                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       of
                                 ULTICOM, INC.
                            A New Jersey Corporation
                   as Amended and Restated on March 8, 2000


                                   ARTICLE I

                                    OFFICES
                                    -------

     The registered office of Ulticom, Inc. (the "Company" or the "Corporation") shall be in the Township of Mount Laurel, State of New Jersey or such other place within or without the State of New Jersey as the Board of Directors may from time to time designate. The Company may also establish and have such other offices within or without the State of New Jersey, as the Board of Directors may from time to time designate or its business may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 1.  PLACE OF MEETINGS.  Meetings of the shareholders shall be held
                 -----------------
at the registered office of the Company in New Jersey, or at such other place, within or without the State of New Jersey, as may be designated by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.  ANNUAL AND SPECIAL MEETINGS.  The annual meeting of
                 ---------------------------
shareholders for the election of directors and the transaction of such other business as may be related to the purposes set forth in the notice of the meeting shall be held at such time as may be fixed by the Board of Directors.
If the annual meeting of shareholders is not held on the date designated, the Board of Directors may call a special meeting of the shareholders for the election of directors and the transaction of other business. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President upon written request of a majority of the Directors then in office or of shareholders holding a majority of the Company's outstanding shares, which request shall state the time, place and purpose of the meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in
Section 11 of this Article II, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any shareholder of any such business, provided further that any such initial discussion and any continuation thereof shall be subject to the discretion of the Chairman of the meeting. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     SECTION 3.  QUORUM.  The presence, in person or by proxy, of the holders of
                 ------
shares representing a majority of the votes entitled to be cast at a meeting shall constitute a quorum. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum not be present or represented at any meeting, the Chairman of the meeting or shareholders holding more than 20% of the shares present in person or by proxy at the meeting, shall have power to adjourn the meeting without notice. At such adjourned meeting so long as a quorum (as determined by the first sentence of this Section 3) is present, any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 4.  NOTICE OF MEETINGS.  A written notice of each annual or
                --------------------
special meeting of the shareholders of the Company, signed by the Chairman of the Board, the President or the Secretary, which shall state the time, place and purpose of such meeting, shall be delivered personally or mailed, not less than 10 days (or greater period required by law) nor more than 60 days before the date of any such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the shareholder at his address as it appears on the records of the Company or its stock transfer agent. Any shareholder, in person or by proxy, may at any time by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

     SECTION 5.  VOTING.  At all meetings of the shareholders, each holder of
                 -------
common stock having the right to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of common stock of the Company entitled to vote and registered in his name. Each holder of preferred stock of any series shall have such voting powers, if any, as the Board of Directors shall have fixed by resolution prior to the issuance of any shares of such series. Whenever any action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote (a) unless a greater plurality is required by law or the Certificate of Incorporation and (b) except that directors shall be elected by a plurality of the votes cast at elections.

     SECTION 6.     CONSENTS IN LIEU OF MEETING.  Unless otherwise provided in
                    ---------------------------
the Certificate of Incorporation or any amendment thereto or by the laws of the State of New Jersey, any action required by the laws of the State of New Jersey to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of the State of New Jersey, provided however, that if such action is not approved by the unanimous written consent of the stockholders, such action shall not be effective until such time as any prior written notification to stockholders and subsequent passage of time required by Section 5-6 of the New Jersey Business Corporation Act as amended from time to time (collectively, the "New Jersey Business Corporation Act ") has been satisfied.

     SECTION 7.     LIST OF STOCKHOLDERS.  At least ten days before every
                    --------------------
stockholders meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder to the extent required by the laws of the State of New Jersey. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

     SECTION 8.  PROXIES.  Any shareholder of record entitled to vote may be
                 -------
represented at any annual or special meeting of the shareholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation, and shall be filed with the Secretary of the meeting before being voted. Proxies may be revoked by proper written notice delivered to the Secretary prior to such meeting.

     SECTION 9.  ORGANIZATION.  The Chairman of the Board, or in the absence of
                 ------------
the Chairman of the Board, the Chief Executive Officer or the President, shall act as chairman of the meeting at all meetings of the shareholders. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as Chairman or Secretary of the meeting shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a vote of the shareholders.

     SECTION 10.  ORDER OF BUSINESS.  The order of business at all meetings of
                  -----------------
the shareholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a vote of the shareholders.

     SECTION 11.  SHAREHOLDER REQUESTS.  In addition to any other applicable
                  --------------------
requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, that in the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a shareholder's notice to the Secretary must set forth the following as to each matter such shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The Company shall have no obligation to bring any matter referred to in this Section 11 before the annual meeting except to the extent required by law.

     SECTION 12.  METHOD OF VOTING; INSPECTORS.  The vote by the stockholders on
                  ----------------------------
any matter properly brought before any stockholders' meeting shall be by written ballot, unless the Chairman of the meeting shall otherwise decide. With respect to all elections of directors by the shareholders and with respect to any other matters designated by the presiding officer at the meeting, an independent inspector shall be chosen by the presiding officer of the meeting. Such inspector need not but may be a shareholder and/or employee of the Company. Such inspector shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     SECTION 1.  QUALIFICATIONS.  Each Director shall be at least 21 years of
                 --------------
age, and shall be elected in the manner provided by these By-Laws.

     SECTION 2.  DUTIES AND POWERS.  The Board of Directors shall control and
                 -----------------
manage the business and affairs of the Company, and shall exercise all powers of the Company and perform all acts which are not required to be exercised or performed by the shareholders. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Company as they may deem proper.

     SECTION 3.  NUMBER OF DIRECTORS.  The number of directors (exclusive of
                 -------------------
directors, if any, elected by the holders of one or more classes of preference stock designated by the directors pursuant to the Certificate of Incorporation, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall be not less than three (3) or more than fifteen (15) directors. The number of directors constituting the entire Board of Directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

          SECTION 4. PLACE OF MEETINGS. Meetings of the Board of Directors
                     -----------------
shall be held at the principal office of the Company or at such other place within or without the State of New Jersey, as the Chairman of the Board or the Board may designate.

     SECTION 5.  TELEPHONE MEETINGS.  Any or all Directors may participate in a
                 ------------------
meeting of the Board or a committee of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

     SECTION 6.  NOTICE OF MEETINGS   There shall be an annual meeting of the
                 ------------------
Board of Directors held without notice immediately following the annual meeting of shareholders, or as soon thereafter as convenient, at the same place as the annual meeting of shareholders unless some other location is designated by the Chairman of the Board or by the President. Regular meetings, without notice, may be held at such time and place as the Board of Directors may designate. The Chairman of the Board or the President may call any special meeting of the Board of Directors, and shall do so whenever requested in writing by at least one-
third of  the  Directors.   Notice of each special meeting (a) shall be mailed
to each director at least four days before the date on which the meeting is to be held, or (b) shall be telephoned or sent to each Director by telegraph, telex, TWX, cable, wireless or similar means of communication, or be delivered in person, not later than the day before the date on which such meeting is to be held. The Board of Directors may meet to transact business at any time and place without notice, provided that each director shall be present, or that any Director or Directors not present shall waive notice in writing, either before or after such meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed 10 days in any one adjournment.

     SECTION 7.  QUORUM.   A majority of the Directors then in office shall
                 ------
constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum shall be present. All questions coming before the Board of Directors shall be determined and decided by a majority vote of the Directors present, unless the vote of a greater number is required by statute, the Certificate of Incorporation or these By-Laws.

     SECTION 8.  ACTION WITHOUT A MEETING.  The Board of Directors may act
                 ------------------------
without a meeting if, prior or subsequent to such action, each Director shall consent in writing to such action.

Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

     SECTION 9.  RESIGNATIONS; REMOVAL; VACANCIES.  A director shall hold office
                 --------------------------------
until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior resignation, death, or removal with or without cause from office. Except as may otherwise be provided in the Certificate of Incorporation, any director may be removed, with or without cause, by holders of shares constituting a majority of the votes cast at a meeting of the shareholders at which a quorum is present or pursuant to
Section 6 of Article II of these by-laws. A director may resign at any time, such resignation to be effective upon receipt by the Chairman and Secretary of the Company of such written notice (or to be effective on such later date as is provided for in such resignation by such director). Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualify, subject to prior resignation, death or removal with or without cause from office.

     SECTION 10.  COMPENSATION OF DIRECTORS.  The Board may, by the affirmative
                  -------------------------
vote of a majority of the Directors then in office, fix reasonable fees or compensation of the Directors for services to the Company, including attendance at meetings of the Board of Directors or Committees of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Each Director shall be entitled to receive reimbursement for reasonable expenses incurred in the performance of his duties.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

     SECTION  1.  HOW CONSTITUTED AND POWERS. The Board of Directors, by
                  --------------------------
resolution of a majority of the Directors then in office, may appoint from among its members the committees enumerated in the By-laws and may appoint one or more other committees. The Board may designate one member of each committee its chairman. To the extent provided in the By-law or any resolution conferring or limiting its powers each committee shall have and may exercise all the authority of the Board, except that no committee shall:

     (a) make, alter, or repeal any By-law of the Company;

     (b)  elect, or appoint any Director, or remove any officer or director;

     (c) submit to shareholders any action that requires approval of shareholders;

     (d) amend or repeal any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board.

     The Board, by resolution of a majority of the Directors then in office may fill any vacancy in any committee; appoint one or more alternate members of any committee to act in the absence or disability of members of such committees with all the powers of such absent or disabled members; or remove any director from membership on any committee.

     SECTION 2.  EXECUTIVE COMMITTEE.  The Executive Committee shall consist of
                 -------------------
not less than three members. During the intervals between meetings of the Board of Directors and subject to Section 1 of this Article, to the extent permitted by applicable law, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of the Company.

     SECTION 3.  AUDIT COMMITTEE.  The Audit Committee shall consist of not less
                 ---------------
than three members, none of whom are officers or employees of the Company or any subsidiary, and a majority of whom are not former officers of the Company or any subsidiary. The Audit Committee shall (i) recommend to the Board of Directors each year a firm of independent accountants to be the auditors of the Company for the ensuing fiscal year; (ii) review and discuss with the auditors and report to the Board of Directors thereon, prior to the annual meeting of shareholders, the plan and results of the annual audit of the Company; (iii) review and discuss with the auditors their independence, fees, functions and responsibilities, the internal auditing, control, and accounting systems of the Company and other related matters as the Committee from time to time deems necessary or desirable and evaluate such control functions; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to matters related to the Company's accounting and/or finances, including without limitation, related to the Company's accounting systems and/or internal controls.

     SECTION 4.  COMPENSATION COMMITTEE.   The Compensation Committee shall
                 ----------------------
consist of not less than two members. The Compensation Committee shall: (i) make recommendations to the Board of Directors regarding the Company's various incentive compensation and benefit plans; (ii) determine salaries for the executive officers and incentive compensation for employees; and (iii) perform such other duties as may from time to time be assigned by the Board of Directors with respect to executive compensation.

     SECTION 5.     STOCK OPTION COMMITTEE.  The Stock Option Committee shall
                    ----------------------
consist of not less than two members, none of whom are officers or employees of the Company. The Stock Option Committee shall administer the issuance of stock options under the Company's 1998 Stock Incentive Compensation Plan and such other compensation plans as may be assigned by the Board of Directors from time to time.

     SECTION 6.  MEETINGS AND PROCEDURES.  Each committee may make its own rules
                 -----------------------
of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and shall also meet at the call of the chairman of the committee, the Chairman of the Board, the President, or a majority of the members of the committee. A majority of the members of a committee shall constitute a quorum. The affirmative vote of a majority of all of the members shall be necessary for the adoption of a resolution or to approve any matter within the scope of the authority of a committee. Minutes of the proceedings of a committee shall be recorded in a book provided for that purpose and filed with the Secretary of the Company. A committee may act without a meeting if, prior or subsequent to such action, each member shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the committee. Action taken by a committee, with or without a meeting, shall be reported to the Board of Directors at its next regular meeting following such committee action; except that, when the meeting of the Board is held within two days after the committee action, such report, if not made at the first meeting, shall be made to the Board at its second meeting following such action.

                                   ARTICLE V

                                    OFFICERS
                                    --------

     SECTION 1.  ENUMERATION, APPOINTMENT AND REMOVAL.  The corporate officers
                 ------------------------------------
of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. Should any vacancy occur among said officers by death, resignation or otherwise, the same shall be filled at a meeting of the Board of Directors. The Board may from time to time appoint one or more of the following corporate officers: a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Presidents, one or more Vice Presidents, a Controller, a Treasurer, and such other corporate officers (including assistant treasurers, assistant secretaries and other corporate officers) as the Board of Directors may deem necessary or desirable for the transaction of the business of the Company. Any two or more offices may be held by the same person. The corporate officers shall be elected at the first meeting of the Board of Directors after the annual election of Directors, and shall hold office until the next succeeding annual meeting of the Board of Directors, subject to the power of the Board of Directors to remove any corporate officer at pleasure by an affirmative vote of the majority of the Directors then in office. Every corporate officer shall have such authority and perform such duties in the management of the Company as may be provided in these By-laws, or such duties consistent with these By-laws as may be assigned by the Board of Directors or the Chief Executive Officer.

     SECTION 2.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall
                 -----------------------
have general charge and supervision over and responsibility for the business and affairs of the Company. He shall keep the Board of Directors fully informed concerning those areas in his charge, and shall perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 3.  CHAIRMAN OF THE BOARD   The Chairman of the Board shall preside
                 ---------------------
at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as these By-laws or the Board of Directors may prescribe.

     SECTION 4.  VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board
                 --------------------------
shall perform such duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

     SECTION 5.  PRESIDENT.  The President shall have such powers and perform
                 ---------
such duties as may be provided by statute, these By-laws, and as may be assigned by the Board of Directors or the Chief Executive Officer.

     SECTION 6.  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall
                 -----------------------
have the care and custody of the Company funds and securities, maintain banking
relationships and execute credit and collection policies.   He shall perform
such other duties and possess such other powers as are incident to his office.

     SECTION 7.  SECRETARY.  The Secretary shall attend all meetings of the
                 ---------
Board of Directors and of the shareholders, and shall record all proceedings of such meetings in books to be kept for that purpose. The Secretary or any Assistant Secretary may give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors. He shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, and attest the same. He shall perform such other duties and possess such other powers as are incident to his office.


                                   ARTICLE VI

                          CERTIFICATE OF CAPITAL STOCK
                          ----------------------------

     SECTION 1.  FORM AND TRANSFERS.  The interest of each shareholder of the
                 ------------------
Company shall be evidenced by certificates for shares of capital stock, certifying the number of shares represented thereby and in such form as the Board of Directors may from time to time prescribe. Transfers of shares of the capital stock of the Company shall be made only on the books of the Company, which shall include the books of the stock transfer agent, by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Company, or a transfer agent appointed as provided in Section 4 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes. The Board may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company. Certificates may be signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board, or the President or a Vice-President, and may be countersigned by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

     SECTION 2.   FIXING RECORD DATE.  For the purpose of determining the
                  ------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors shall fix a date not more than 60 days nor less than 10 days (or greater number of days if required by applicable law) before the date of any such meeting, nor more than 60 days prior to any other action, as the record date for any such determination of shareholders.

     SECTION 3.   LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES.  No
                  --------------------------------------------------
certificate for shares of capital stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board of Directors shall so require, of a bond of indemnity upon such terms and secured by such surety as the Board of Directors may in its discretion require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

     SECTION 4.   TRANSFER AGENT AND REGISTRAR.  The Board of Directors may
                  ----------------------------
appoint one or more transfer agents and one or more registrars, and may require all certificates of capital stock to bear the signature or signatures of any of them. One corporation may serve as both transfer agent and registrar.

     SECTION 5.   EXAMINATION OF BOOKS BY SHAREHOLDERS.  So far as it is not
                  ------------------------------------
inconsistent with the law of New Jersey, the Board of Directors shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the books and records of account, minutes of the proceedings of the shareholders, Board of Directors and any committee of the Company, and other documents of the Company, or any of them, shall be open to inspection of the shareholders.

     SECTION 6.   VOTING SHARES OF OTHER CORPORATIONS.  Unless otherwise ordered
                  -----------------------------------
by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer, or any of them, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of Shareholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

                                  ARTICLE VII

                                   DIVIDENDS
                                   ---------

     Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may in its absolute discretion determine and designate, subject to the restrictions and limitations imposed by law.


                                  ARTICLE VIII

                                   SIGNATURES
                                   ----------

     Unless otherwise required by law, by the Certificate of Incorporation, by these By-laws, or by resolution of the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President, Group President, or Vice President, or Chief Financial Officer, the Controller or the Treasurer of the Company may enter into and execute in the name of the Company, contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized either generally or specifically by the Board of Directors, and the Secretary or an Assistant Secretary shall affix the Company seal thereto and attest the same, if required.


                                   ARTICLE IX

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Company shall begin on the 1st day of February in each year and end on the last day of January of the next succeeding year.


                                   ARTICLE X

                                   AMENDMENTS
                                   ----------

     These By-laws may be altered, amended or repealed by the shareholders or by a majority vote of the Directors then in office. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by a majority vote of the Directors then in office unless the resolution of the shareholders adopting such By-law expressly reserves the right to amend or repeal it to the shareholders.
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                                   ARTICLE XI

                          FORCE AND EFFECT OF BY-LAWS
                          ---------------------------

     These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Company's Certificate of Incorporation, as each may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in the New Jersey Business Corporation Act or the Certificate of Incorporation, the provision of the New Jersey Business Corporation Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.